UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2024

Innovative Food Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-09376	20-1167761
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9696 Bonita Beach Rd, Suite 208 Bonita Springs, Florida	34135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 596-0204

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 8.01.	Other Events.

As previously disclosed, on October 14, 2024, Innovative Food Holdings, Inc., a Florida corporation, entered into an asset purchase agreement with Golden Organics, Inc., a Colorado corporation (the “Seller”), and David Rickard, to (i) purchase substantially all of the properties, business, and assets of the Seller used and/or useful in the operation of the Seller’s business of wholesaling bulk organic ingredients and other related food products and (ii) assume certain liabilities and obligations of the Seller (such transaction, the “Transaction”).

The Transaction was closed on November 18, 2024, with an aggregate purchase price of $1,580,000, which consists of (a) a cash payment of $1,230,000 after taking into account certain working capital adjustments at the closing of the Transaction (the “Closing”) and (b) a promissory note of $350,000, payable to the Seller, with interest at six percent (6%) per annum for a term of sixty (60) months payable in equal monthly installments with the first payment due one month after the Closing.

On November 21, 2024, the Company issued a press release announcing the Closing of the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
99.1	Press Release, dated November 21, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Dated: November 21, 2024
	By:	/s/ Robert William Bennett
Robert William Bennett
Chief Executive Officer